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                              RETENTION AGREEMENT


                                    between


                         The Columbia Gas System, Inc.


                                      and



                              Logan W. Wallingford




                                  dated as of





                                 July 19, 1991





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                 THIS AGREEMENT, made effective as of July 19, 1991, by and between The Columbia Gas System, Inc. (the "Company"), a Delaware corporation, and Logan W. Wallingford of Wilmington, Delaware (the "Employee"),

                         W I T N E S S E T H    T H A T


                 WHEREAS, the Board of Directors of the Company, at a meeting held on July 19, 1991, determined that it would be in the best interests of the Company and its shareholders to retain the services of certain key employees in order to assure the continuity in the management of the Company's administration and operations by entering into retention agreements with such key employees for a period of three (3) years; and

                 WHEREAS, the Employee is a valuable employee of the Company and an integral part of its management who participates in the decision-making process relative to short and long term planning and policy for the Company; and

                 WHEREAS, the Company wishes to assure itself of the continued services of the Employee for the said period of three (3) years, by granting to the Employee a Retention Award under certain conditions if he remains employed by the Company at the end of said period of three (3) years;

                 NOW THEREFORE, it is hereby agreed by and between the parties hereto as follows:

1.  RETENTION AWARD

         (a) In the event the Employee's employment is not terminated prior to July 19, 1994 by the Company or any of its subsidiaries or affiliates for a reason specified in paragraph (b) below, and provided further that the Employee remains employed by the Company or any of its subsidiaries or affiliates on July 19, 1994, then the Employee shall be eligible to receive a Retention Award of $95,445 on July 19, 1994. In the event the Employee's employment terminates prior to July 19, 1994 because of his death or disability, because of a Change of Control as defined in paragraph (c) below, or because the Employee is terminated by the Company or any of its subsidiaries or affiliates for a reason other than those specified in paragraph (b) below, then a pro-rata share of said Retention Award shall be paid to the Employee or the Employee's beneficiary. Said pro-rata share of the Retention Award shall be based on the date of termination in relation to the three-year period of July 19, 1991 through July 19, 1994, and shall be paid to the Employee or the Employee's beneficiary as soon as practicable after the Employee's date of termination.

         (b)     No portion of the Retention Award specified in paragraph
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                 (a) above shall be paid to the Employee or the Employee's
                 beneficiary in the event the Employee's employment is terminated by the Company or any of its subsidiaries or its affiliates because of:

                 (i) the Employee's serious, willful misconduct in respect of the Employee's duties, including conviction for a felony or perpetration of a common law fraud which has resulted, or is likely to result, in material economic damage to the Company or any of its subsidiaries or affiliates; or

                 (ii) the Employee's repeated failure to follow rules or procedures of the Company or any of its subsidiaries or affiliates, or to meetbona fide objectives and qualifications duly promulgated as part of the customary personnel practices of the Company or any of its subsidiaries or affiliates.

         (c) As used in this Agreement, "Change in Control" means the happening of any of the following:

                 (i) the acquisition by any party or parties of the beneficial ownership of 25% or more of the voting shares of the Company, or

                 (ii) the occurrence of a transaction requiring shareholders approval for the acquisition of the Company through purchase or exchange of stock or assets, or by merger, or otherwise, or

                (iii) the election during a period of 24 months, or less, of 30% or more, of the members of the Board of Directors of the Company, without the approval of a majority of the Board of Directors as constituted at the beginning of the period, or

                 (iv) the occurrence of a transaction requiring the filing of a report or disclosure with the Securities and Exchange Commission in connection with the obtaining of an interest in the Company through a purchase or exchange of stock or assets, or by merger or otherwise.





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         (d)     This Retention Award shall not constitute an agreement or
                 contract of employment for any duration of time, including (but not limited to) the three (3) year period of July 19, 1991 through July 19, 1994.

 2.      Source of Payments

         The Retention Award provided for in paragraphs 1 and 3 herein shall be paid in cash from the general funds of the Company, its subsidiaries or affiliates. The Company, or its subsidiaries or affiliates, shall not be required to establish a special or separate fund or other segregation of assets to assure payment of such Retention Award.

 3.      Litigation Expenses; Arbitration

         (a) In the event of any litigation or other proceeding between the Company or any of its subsidiaries or affiliates and the Employee with respect to the subject matter of this Agreement and the enforcement of rights hereunder, the Employee shall be reimbursed for all reasonable costs and expenses relating to such litigation or other proceeding, including his reasonable attorneys' fees and expenses, provided that such litigation or proceeding results in any:

                 (i) settlement requiring the Company or any of its subsidiaries or affiliates to make a payment to the Employee; or

                 (ii) judgment or order in favor of the Employee, regardless of whether such judgment or order is subsequently reversed on appeal or in a collateral proceeding.

                 In no event shall the Employee be required to reimburse the Company or any of its subsidiaries or affiliates for any of the costs and expenses relating to such litigation or other proceeding. The obligation of the Company or any of its subsidiaries or affiliates under this paragraph 3 shall survive the termination for any reason of this Agreement (whether such termination is by the Company or any of its subsidiaries or affiliates, by the Employee, upon the expiration of this Agreement or otherwise).





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         (b)     In the event of any dispute or difference between the Company or any of its subsidiaries or affiliates and the Employee with respect to the subject matter of this Agreement and the enforcement of rights hereunder, the Employee may, in his sole discretion by notice to the Company or any such subsidiary or affiliate, require such dispute or difference to be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after the Employee had notified the Company or any of its subsidiaries or affiliates of his desire to have the question settled by arbitration, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA") in Philadelphia, Pennsylvania, upon the application of the Employee. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal or further dispute. Execution of the determination by such arbitrator or arbitrators may be sought in any court of competent jurisdiction. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rule of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in Wilmington, Delaware, and shall be conducted in accordance with the rules of the AAA.

 4.      Income Tax Withholding

         The Company or any of its subsidiaries or affiliates may withhold from any payments made under this Agreement all Federal, State, City or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

 5.      Entire Understanding

         This Agreement contains the entire understanding between the Company or any of its subsidiaries or affiliates and the Employee with respect to the subject matter hereof.

 6.      Severability

         If, for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other





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         provision or part of a provision shall to the full extent consistent with law continue in full force and effect. If this Agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company or any of its subsidiaries or affiliates and the Employee shall be deemed reinstated as if this Agreement had not been executed.

 7.      Consolidation, Merger, or Sale of Assets

         Nothing in this Agreement shall preclude the Company or any of its subsidiaries or affiliates from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company or any of its subsidiaries or affiliates hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term, "the Company," as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

 8.      Notices

         All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, first class as follows:

         (a)     to the Company or any of its subsidiaries or affiliates at:


                               20 Montchanin Road
                          Wilmington, Delaware   19807

                  Attention:  Vice President, Human Resources

         (b)     to the Employee at:


                              Logan W. Wallingford
                              124 Ponds Lane
                              Wilmington, DE   19807

                 or to such other address as either party shall have previously specified in writing to the other.





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 9.  No Attachment

     Except as required by law, no right to receive a Retention Award under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

10.  Binding Agreement

     This Agreement shall be binding upon, and shall inure to the benefit of, the Employee and the Company or any of its subsidiaries or affiliates and their respective permitted successors and assigns.

11.  Modification and Waiver

     This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

12.  Headings of No Effect

     The paragraph headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.

13.  Governing Law

     This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Delaware.





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                 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by the Chairman of the Compensation Committee of its Board of Directors thereunto duly authorized, and the Employee has signed this Agreement, all as of the date first above written.

                                        THE COLUMBIA GAS SYSTEM, INC.

ATTEST:
                                        By:  -----------------------
                                             Chairman,
                                             Compensation Committee
         Secretary                           of the Board of Directors





                                        By:  /S/ LOGAN W. WALLINGFORD
                                             ------------------------
                                              Logan W. Wallingford





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